Exhibit 99.1

FOXO TECHNOLOGIES INC. COMPLETES EQUITY FUNDING AGREEMENT

WEST PALM BEACH, FLORIDA—June 4, 2025 - (Globenewswire)--FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”) today announced that it has executed an agreement to issue 1,650 of its Series A Cumulative Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) for net proceeds of $1,500,000.

On June 3, 2025, FOXO”) entered into a Securities Purchase Agreement with certain existing institutional investors of the Company. The Securities Purchase Agreement provides for the issuance of up to 1,650 shares of Series A Preferred Stock at three closings of 550 shares each. If all such shares of Series A Preferred Stock are issued, the Company will receive gross proceeds of $1,650,000 and has agreed to pay certain investor costs of $150,000. The first closing will occur on June 4, 2025. The second closing is expected to occur within two business days of the effective date of a registration statement filed by the Company and the third closing is expected to occur within 10 days of the effective date of the registration statement.

Seamus Lagan, Chief Executive Officer of FOXO, made the following comments, “We are pleased to secure this equity investment into FOXO at this time. We hope to close one of our recently announced acquisition targets in the coming weeks and continue our efforts to increase our revenues and improve our balance sheet. We are delighted with our continued progress and efforts to transform FOXO into a successful revenue-generating Company and were pleased to report in excess of $3M in net revenues and an approximate $4.4M improvement in stockholders’ equity for the first quarter of 2025. To report having $9.7M of stockholders’ equity at March 31, 2025, compared to the negative $17.5M reported for at September 30, 2024 demonstrates a significant transformation in six months that we believe will create opportunity and value for our shareholders.”

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151